CODE OF ETHICS

DOMINION FUNDS, INC.

ADOPTION OF THIS CODE.

         This Code of Ethics ("Code of Ethics") has been adopted by Dominion Funds, Inc. (the "Fund") in compliance with Rule 17j-l under the Investment Company Act of 1940.

CONDUCT PROSCRIBED.

         Rule 17j-1 makes it is unlawful for any affiliated person of the Fund, in connection with the purchase or sale, directly or indirectly, by such person of a security held or which is being considered for purchase by the Fund (including a security that was held or which was considered for purchase by the Fund within the most recent 15 days):

1.

to employ any device, scheme or artifice to defraud the Fund;

2.

to make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances which they are made, not misleading;

3.

to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit on the Fund; or

4.

to engage in any manipulative practice with respect to the Fund.

PURPOSE OF CODE OF ETHICS.

         The purpose of this Code of Ethics is to set forth provisions reasonably necessary to prevent "access persons" (as defined below) from engaging in any conduct prohibited by Rule 17j-1. In addition, this Code of Ethics sets forth certain reporting requirements of the Fund and access persons, and record keeping requirements as described by Rule 17j-1.

DEFINITIONS.

         "Access person" means any director, officer, general partner, or "advisory person" (as defined below) of the Fund.

         "Advisory person" means (a) any employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of securities by the Fund.

         "Investment Personnel" means any employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund. "Investment Personnel" also includes any natural person who controls the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

COMPLIANCE WITH GOVERNING LAWS AND THIS CODE OF ETHICS.

         REQUIRED KNOWLEDGE AND COMPLIANCE. Every access person shall maintain knowledge of and shall comply with all applicable laws, rules and regulations of any government, governmental agency, and regulatory organization governing his or her professional, financial, or business activities, as well as this Code of Ethics.

         PROHIBITION AGAINST ASSISTING LEGAL AND ETHICAL VIOLATIONS. An access person shall not knowingly participate in, or assist, any acts in violation of any applicable law, rule, or regulation of any government, governmental agency, or regulatory organization governing his or her professional, financial, or business activities, nor any act which would violate any provision of this Code of Ethics.

         CONFLICTING TRANSACTIONS. No access person who is aware that the Fund is purchasing or selling a particular security or has such a purchase or sale under consideration may, within 15 days before or after the purchase or sale by the Fund of such security, engage in any sale transaction as to that security in the case of a purchase by the Fund, or a purchase transaction as to that security in the case of a sale by the Fund. The proscription set forth in this paragraph shall also apply to any security which is convertible into that security or into which it is convertible or any option or warrant relating to that security. For the purposes of this provision, a purchase or sale of a security by the Fund is under consideration: (i) when a security is recommended for purchase or sale; (ii) when a decision has been made, though not yet implemented, to make such purchase or sale; or (iii) with respect to a person making a recommendation when such a person seriously considers making such a recommendation.

FUND REPORTS TO BOARD OF DIRECTORS.

         No less frequently than annually, the Fund shall furnish to the Board of Directors, and the Board must consider, a written report that:

1.

Describes any issues arising under the Code of Ethics since the last report to the Board of Directors, including, but not limited to, information about material violations of this Code of Ethics and sanctions imposed in response to the material violations; and

2.

Certifies that the Fund has adopted procedures reasonably necessary to prevent access persons from violating this Code of Ethics.

REPORTING REQUIREMENTS OF ACCESS PERSONS.

         Access persons of the Fund are required to submit Initial Holdings Reports (no later than 10 days after they become an access person), Quarterly Transaction Reports (no later than 30 days after the end of a calendar quarter), and Annual Holdings Reports.

         EXCEPTIONS TO REPORTING  REQUIREMENTS.  The following are exceptions from the requirement that access person submit reports to the Fund:

1.

A person need not make a report with respect to transactions effected for, and securities held in, any account over which the person has no direct or indirect influence or control.

2.

A director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 (e.g., any affiliate of the Fund, its investment adviser, or its distributor, or any family member of an affiliate, or any registered broker-dealer or affiliate thereof), and who would be required to make such a report solely by reason of being a Fund director, need not make an Initial Holdings Report or an Annual Holdings Report. Such person also need not make a Quarterly Transaction Report, unless the director knew or, in the ordinary course of fulfilling his official duties as a Fund director, should have known that during the 15-day period immediately before or after the directors transaction in a security, the Fund purchased or sold the security, or the Fund or its investment adviser considered purchasing or selling the security.

         REQUIRED REPORTS OF ACCESS PERSONS. The following are the reports required to be submitted to the Fund by access persons (unless excepted from the requirement, as described above):

1.

INITIAL HOLDINGS REPORTS. No later than 10 days after the person becomes an access person, the access person is required to submit an Initial Holdings Report, in the form attached to this Code of Ethics.

2.

QUARTERLY TRANSACTION REPORTS. No later than 30 days after the end of a calendar quarter, the access person is required to submit a Quarterly Transaction Report, in the form attached to this Code of Ethics, with respect to:

i.

Any  transaction  during the  quarter in a security in which the access  person had any direct or indirect beneficial ownership; and

ii.

Any account established by the access person in which any securities were held during the quarter for the direct or indirect beneficial ownership of the access person.

3.

ANNUAL HOLDINGS REPORTS. Annually, the access person is required to submit an Annual Holdings Report in the form attached to this Code of Ethics (which information must be current as of a date no more than 30 days before the report is submitted).

An access person of the Company who is also an access person of the Company's principal underwriter or an access person of a Fund's investment adviser or sub-adviser may submit reports required by this Section on forms prescribed by the Code of Ethics of such principal underwriter, investment adviser, or sub-adviser provided that such forms contain substantially the same in formation as called for in the forms required by this Section C and comply with the requirements of Rule 17j-1(d) (1).

RECORDKEEPING REQUIREMENTS.

         The Fund shall, at its principal place of business, maintain records in the manner and to the extent set forth below, and make such records available to the Securities and Exchange Commission or any representative thereof at any time and from time to time for reasonable periodic, special or other examination:

1.

A copy of the Code of Ethics that is in effect, or at any time within the past five years was in effect, shall be maintained in an easily accessible place;

2.

A record of any violation of the Code of Ethics, and of any action taken as a result of such violation, shall be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

3.

A copy of each report made by an access person pursuant to this Code of Ethics shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;

4.

A record of all persons, currently or within the past five years, who are or were required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place; and

5.

A copy of each report required by this Code of Ethics shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

PRE-APPROVAL OF INVESTMENTS IN IPOS AND LIMITED OFFERINGS.

         Investment personnel of the Fund must obtain approval from the Fund before directly or  indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering (I.E., an offering exempt from registration under Sections 4(2) or 4(6) or Regulation D under the Securities Act of 1933). The Fund shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities, for at least five years after the end of the fiscal year in which the approval is granted.

ADMINISTRATION OF CODE OF ETHICS.

         COMPLIANCE CALENDAR. The Fund shall set forth in its annual Compliance Calendar all due dates for reports and other regularly required compliance matters under Rule 17j-1.

         NOTIFICATION TO ACCESS PERSONS OF REPORTING OBLIGATIONS. The Fund shall identify all access persons who are required to make reports and shall inform those persons of their reporting obligations. The Fund shall provide a copy of this Code of Ethics to all access persons.

         COMPLIANCE OFFICER. N. Lynn Bowley, CCO for the Fund, shall be the compliance officer responsible for the administration and application of this Code of Ethics, subject to the direction and control of the Fund's Board of Directors, and in furtherance thereof shall:

1.

Render such reports concerning this Code of Ethics to the Board of Directors as they shall from time to time require, or as shall otherwise be required by this Code of Ethics or Rule 17j-1.

2.

Maintain such records as are required by this Code of Ethics and Rule 17j-1.

3.

Review all reports submitted by access persons pursuant to this Code of Ethics or Rule 17j-1. The compliance officer shall make such comparisons as between the information provided in such reports and records of Fund transactions as are necessary to determine whether there may have been a transaction of the type prohibited by this Code of Ethics.

                    INITIAL HOLDINGS REPORT OF ACCESS PERSON

             PURSUANT TO THE CODE OF ETHICS OF DOMINION FUNDS, INC.

The following information is provided with respect to any account maintained by the access person in which any securities were held for the direct or indirect beneficial ownership of the access person:

         a. The title, number of shares, and the principal amount of each security in which the access person had any direct or indirect beneficial ownership when the person became an access person.

         b. The name of the broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person.

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Title, Number of Shares, and Principal Amount               Name of Broker Dealer or Bank

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               THIS REPORT MUST BE SUBMITTED NO LATER THAN 10 DAYS

                   AFTER THE PERSON BECOMES AN ACCESS PERSON.

The date that the report is submitted by the access person:  ___________________

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Name Printed

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Signature

   THIS REPORT SHALL NOT BE CONSTRUED AS AN ADMISSION BY THE ABOVE PERSON OR ENTITY THAT HE OR SHE HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITY(IES) TO WHICH THIS REPORT RELATES.

QUARTERLY TRANSACTION REPORT OF ACCESS PERSON

PURSUANT TO THE CODE OF ETHICS OF DOMINION FUNDS, INC.

1. The following information is provided with respect to any transaction during the quarter in a security in which the access person had any direct or indirect beneficial ownership:

a.

The date of the transaction.

b.

The title, the interest rate and maturity date (if applicable), and the number of shares, and the principal amount of each security involved.

c.

The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition).

d.

The price of the security at which the transaction was effected.

e.

The name of the broker, dealer or bank with or through which the transaction was effected.

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                     Title, interest

                      rate, maturity

Date of            date (if          Number of    Principal        Nature of                           Name of Broker  Transaction    applicable)        Shares       Amount        Transaction       Price         Dealer or Bank

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2. The following information is provided with respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect beneficial ownership of the access person:

a.   The name of the broker, dealer or bank with whom the access person established the account.

b.   The date the account was established.

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                                                                                                        Date account was

                           Name of Broker Dealer or Bank                                 established

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THIS REPORT MUST BE SUBMITTED WITHIN 30 DAYS AFTER THE END OF THE CALENDAR QUARTER TO WHICH THE REPORT RELATES.

Quarter to which report relates:  ____________________________________________

The date that the report is submitted by the access person:  _________________

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Name Printed

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Signature

THIS REPORT SHALL NOT BE CONSTRUED AS AN ADMISSION BY THE ABOVE PERSON OR ENTITY THAT HE OR SHE HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP  IN THE SECURITY(IES) TO WHICH THIS REPORT RELATES.

ANNUAL HOLDINGS REPORT OF ACCESS PERSON

PURSUANT TO THE CODE OF ETHICS OF DOMINION FUNDS, INC.

The following information is provided with respect to any account maintained by the access person in which any securities were held for the direct or indirect beneficial ownership of the access person:

a.   The title, number of shares, and the principal amount of each security in which the access person had any direct or indirect beneficial ownership.

b.   The name of the broker, dealer or bank with whom the access person maintains an account in which any securities were held for the direct or indirect benefit of the access person.

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Title, Number of Shares, and Principal Amount               Name of Broker Dealer or Bank

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(Attach additional pages as necessary)

THE INFORMATION CONTAINED IN THIS REPORT MUST BE CURRENT AS OF A DATE NO MORE THAN 30 DAYS BEFORE THE REPORT IS SUBMITTED.

Year to which report relates:  _____________________________________________

The date that the report is submitted by the access person:  _______________

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Name Printed

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Signature

THIS REPORT SHALL NOT BE CONSTRUED AS AN ADMISSION BY THE ABOVE PERSON OR ENTITY THAT HE OR SHE HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITY(IES) TO WHICH THIS REPORT RELATES.

WRITTEN REPORT TO THE BOARD OF DIRECTORS OF DOMINION FUNDS, INC.

PURSUANT TO RULE 17j-1 OF THE 1940 INVESTMENT COMPANY ACT

1. ISSUES ARISING SINCE LAST REPORT. Set forth below are any issues which arose under the Code of Ethics or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations:

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2. CERTIFICATION OF ADOPTION OF PROCEDURES. This is to certify that, pursuant to Rule 17j-1 of the 1940 Investment Company Act, Dominion Funds, Inc. has adopted procedures reasonably necessary to prevent Access persons from violating its Code of Ethics.

Period to which report relates:  _______________________________________________

The date that the report is submitted:  ________________________________________

The undersigned hereby executes this Report on behalf of Dominion Funds, Inc.

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Name Printed

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Title

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Signature